EX-99.B.4.2
                  Form of Variable Annuity Contract Certificate

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                             Aetna Life Insurance and Annuity Company
                             151 Farmington Avenue
                             Hartford, Connecticut 06150
                             800-525-4225

                             If you have questions about this Certificate, call
the toll-free number shown.

Group Combination Deferred Annuity Certificate (Nonparticipating)

Aetna Life Insurance and Annuity Company (ALIAC), a stock company, will pay benefits according to the terms and conditions set forth in the group Contract. The Contract is delivered in [YOUR STATE] and is subject to the laws of that jurisdiction.

This Certificate summarizes provisions of the group annuity Contract in which you have an interest. This Certificate is for information only and is not part of the Contract.

Please read this Certificate carefully. It states ALIAC's rights and obligations under the group Contract as well as the rights and obligations of the Contract Holder and Participants.

Specifications
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| Group Contract Holder
| SPECIMEN

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| Group Annuity Contract Number
| SPECIMEN

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| Participant
| SPECIMEN

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| Certificate Number
| SPECIMEN

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| Effective Date
| SPECIMEN

Right to Cancel
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You may cancel your interest in Contract within 10 days of receiving this Certificate by returning it to ALIAC at the address shown above, or to the agent from whom it was purchased. Within seven days of receiving the cancellation request at its Home Office, ALIAC will return any Contributions received, plus any increase, or minus any decrease in value, on the amount, if any, allocated to the Separate Account.

Signed at the Home Office on the Effective Date.


President                              Secretary

All payments and values provided by the group Contract, when based on the investment experience of a Separate Account, are variable and the fixed dollar amount is not guaranteed. Amounts allocated to the Guaranteed Accumulation Account, if withdrawn before a guaranteed term maturity date, may be subject to a market value adjustment. The market value adjustment may result in an increase, or a decrease, in the Individual Account value.

C-CDA(99)

                                Table of Contents

                                                                         Page
Contract Schedule I.   Accumulation Phase

Contract Schedule II.  Annuity Phase

Definitions

Section 1.  General Contract Provisions

             1.01  Entire Contract ......................................
             1.02  Nonparticipating Contract ............................
             1.03  Control of Contract ..................................
             1.04  Certificate ..........................................
             1.05  Incontestability .....................................
             1.06  Grace Period .........................................
             1.07  Change of Contract ...................................
             1.08  Payments .............................................
             1.09  Deferral of Payment ..................................
             1.10  Proof of Age .........................................
             1.11  Evidence of Survival .................................
             1.12  Misstatements and Adjustments ........................
             1.13  Reports ..............................................
             1.14  State Laws ...........................................
             1.15  Claims of Creditors ..................................
             1.16  Maintenance Fee ......................................
             1.17  Charges for Additional Services ......................
             1.18  Charges Subject to Change ............................

Part I.  Accumulation Phase

Section 2. Contributions and Individual Account Value

             2.01  Contributions ........................................
             2.02  Premium Tax ..........................................
             2.03  Individual Account ...................................
             2.04  Experience Credit ....................................
             2.05  Individual Account Value .............................

Section 3. Separate Account

             3.01  General ..............................................
             3.02  Funds Available ......................................
             3.03  Change or Substitution of Funds ......................
             3.04  Accumulation Units ...................................
             3.05  Accumulation Unit Value ..............................
             3.06  Net Investment Factor ................................
             3.07  Charges to the Separate Account ......................
             3.08  Separate Account Transfers ...........................
             3.09  Withdrawals from the Separate Account ................

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Section 4. Aetna GET Fund

             4.01  GET Fund Guarantee Period ............................
             4.02  GET Fund Offering Period .............................
             4.03  GET Fund Guarantee ...................................
             4.04  GET Fund Maturity Date ...............................
             4.05  Transfers or Withdrawals from the GET Fund ...........

Section 5. Fixed Account

             5.01  Fixed Account Minimum Guaranteed Interest Rate .......
             5.02  Transfers from the Fixed Account .....................
             5.03  Withdrawals from the Fixed Account ...................

Section 6. Fixed Plus Account

             6.01  Fixed Plus Account Minimum Guaranteed Interest Rate ..
             6.02  Transfers from the Fixed Plus Account ................
             6.03  Partial Withdrawals from the Fixed Plus Account ......
             6.04  Full Withdrawal of the Total Amount in the Fixed
                   Plus Account .........................................
             6.05  Waiver of Fixed Plus Account Full Withdrawal
                   Provision ............................................

Section 7. Guaranteed Accumulation Account (GAA)

             7.01  Nonunitized Separate Account .........................
             7.02  GAA Minimum Guaranteed Interest Rate .................
             7.03  Deposit Period .......................................
             7.04  Guaranteed Term ......................................
             7.05  Guaranteed Term Groups ...............................
             7.06  Maturity Date, Maturity Value and Reinvestment .......
             7.07  Transfers and Withdrawals from the GAA ...............
             7.08  Application of the Market Value Adjustment ...........
             7.09  Market Value Adjustment (MVA) ........................

Section 8. Transfers, Withdrawals and Distributions

             8.01  Transfers ............................................
             8.02  Withdrawals ..........................................
             8.03  Withdrawal Restrictions Under the Code ...............
             8.04  Withdrawal Charge ....................................
             8.05  Waiver of Withdrawal Charge ..........................
             8.06  Reinstatement ........................................
             8.07  Required Distributions ...............................
             8.08  Systematic Distribution Options (SDOs) ...............
             8.09  Individual Account Termination .......................

Section 9. Loans

             9.01  Loan Availability ....................................

Section 10. Death Benefit During the Accumulation Phase

            10.01  Death Benefit ........................................
            10.02  Contract Beneficiary .................................
            10.03  Distribution of Death Benefit ........................

C-CDA(99)                            Page

Part II.  Annuity Phase

Section 11. General Provisions

            11.01  Election .............................................
            11.02  Change of Annuity Provisions .........................
            11.03  Annuity Options ......................................
            11.04  Mortality Table ......................................
            11.05  Minimum Payment Amount ...............................
            11.06  Investment Options ...................................
            11.07  Fixed Annuity Minimum Guaranteed Interest Rate .......
            11.08  Fixed Annuity Payment Amount .........................
            11.09  Variable Annuity Funds ...............................
            11.10  Variable Annuity Transfers ...........................
            11.11  Variable Annuity Payment Amount ......................
            11.12  Death Benefit During the Annuity Phase ...............

Annuity Tables





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                               Contract Schedule I
                               Accumulation Phase

Control of Contract (see 1.03)

              [The Contract Holder controls this Contract.

              By notifying us in writing, the Contract Holder may allow you to choose Investment Options for an Individual Account. The Contract Holder may, however, retain the right to choose Investment Options for employer contributions. Unless otherwise provided by the Plan, we will make payments only at the written direction of the Contract Holder and you. Unless otherwise specified by the Plan, we will make an inservice transfer under Internal Revenue Service Revenue Ruling 90-24 only at the written direction of the Contract Holder and you and will make checks payable to the acquiring investment provider(s).

              The Contract and Individual Accounts are nontransferable and nonassignable except to us in the event of a loan (if allowed under the Contract) or in the event of a qualified domestic relations order as allowed under the Retirement Equity Act of 1984.

              You have a nonforfeitable right to the value of employer Contributions made to their Individual Accounts subject to any Plan vesting limits as determined by the Contract Holder. You have a nonforfeitable right to the value of employee Contributions made to their Individual Accounts as provided by Code Section 403(b) and subject to the terms of the Plan.

              The Contract Holder must notify us in writing if the Plan is, or becomes, subject to the Employee Retirement Income Security Act of 1974 (ERISA) and/or related law or regulations including the Retirement Equity Act of 1984 (REA). We will rely on the Contract Holder's determination and representation of the applicability of such laws. If the Plan is subject to ERISA, before we will make a distribution from an Individual Account, the Contract Holder must certify in writing that all applicable REA requirements have been met and that the distribution complies with the Plan.]

Maximum Maintenance Fee (see 1.16)

              The maintenance fee for each Individual Account will never be more than [$30].

Contribution Limits (see 2.01)

              [Each year, Contributions to the Contract are limited to the lesser of:

              (a) The maximum exclusion allowance (MEA) limit under Code Section
                  403(b); or

              (b) The amount set forth in Code Section 415, generally, 25% of compensation up to $30,000.

              In addition, salary reduction contributions as defined in Code
              Section 402(g) may not exceed $10,000, or such larger amount as adjusted by the Secretary of the Treasury unless the alternative limitation under Code Section 402(g)(8) applies.]

Maximum Daily Charges to the Separate Account (see 3.07)

              Charges to the Separate Account will never be more than the following:

                Mortality and Expense Risks Charge:    [1.25%] (annual basis)
                Administrative Charge:                 [0.25%] (annual basis)

Aetna GET Fund Availability (see Section 4

              [The GET Fund is available.]

Fixed Interest Options Available (see Section 5, Section 6, and Section 7)

              [Fixed Account
                  Fixed Account is available for transferred amounts only (no ongoing Contributions).
              Fixed Plus Account
              Guaranteed Accumulation Account]

Fixed Account Minimum Guaranteed Interest Rate (see 5.01)

              The interest rate will never be less than [3%] (effective annual yield).

Fixed Account Annual Transfer Limit (see 5.02)

              [10%.]

Fixed Plus Account Minimum Guaranteed Interest Rate (see 6.01)

              The interest rate will never be less than [3%] (effective annual yield)

Fixed Plus Account Transfer and Partial Withdrawal Limit (see 6.02 and 6.03)

              [20%.]

Full Withdrawal from the Fixed Plus Account (see 6.04

              When a full withdrawal from the Fixed Plus Account is requested, the Individual Account value in the Fixed Plus Account may be withdrawn as follows:

              (a) Twenty percent of the Individual Account value in the Fixed
                  Plus Account as of the January 1 preceding the withdrawal request. The 20% is reduced by the amount, if any, transferred, withdrawn, taken as a loan (if allowed under the Contract) or used to purchase Annuity payments during the prior 12 months; then,

              (b) Twenty-five percent of the remaining Individual Account value
                  12 months later;

              (c) Thirty-three and one-third percent of the remaining Individual
                  Account value 12 months later; then,

              (d) One-half of the remaining Individual Account value 12 months later; and then,

              (e) The balance of the Individual Account value in the Fixed Plus
                  Account 12 months later.]

Waiver of Fixed Plus Account Full Withdrawal Provision (see 6.05)

              [When a full withdrawal is requested, payment from the Fixed Plus Account is not limited as described in 6.04 when the withdrawal is made:

              (a) If you have attained age 59-1/2 and, if applicable, have completed nine Contribution periods;

              (b) When you have separated from service, and when:

                  (1) Separation from service is certified by the employer;

                  (2) The amount is paid directly to you; and

                  (3) When the amount paid for all withdrawals due to separation from service during the previous 12-month period does not exceed 20% of the average value of all Individual Accounts under the Contract during that period.

              (c) Due to financial hardship, or hardship due to an unforeseeable emergency, as defined in the Code, and when:

                  (1) The financial hardship or unforeseeable emergency is
                      certified by the employer;

                  (2) The amount is paid directly to you; and

                  (3) When the amount paid for all withdrawals due to financial hardship or unforeseeable emergency during the previous 12-month period does not exceed 20% of the average value of all Individual Accounts under the Contract during that period.

              (d) When the amount in the Fixed Plus Account is [$2,000] or less and during the previous [12] months no amounts have been withdrawn, transferred, taken as a loan (if allowed under the Contract), or used to purchase Annuity payments;

              (e) Due to your death before Annuity payments begin and paid with six months of your death;

              (f) As provided in Section 8.09; or

              (g) To purchase Annuity payments on a life-contingent basis or payments for a stated period on a fixed-only basis.]

Guaranteed Accumulation Account Minimum Guaranteed Interest Rate (see 7.02)

              The interest rate will never be less than [3%] (effective annual yield).

Withdrawal Restrictions Under the Code (see 8.03)

              [Withdrawals are limited to the "restricted amount" which is the sum of:

              (1) Contributions attributable to your salary reduction
                  contributions made on and after January 1, 1989; plus

              (2) The net increase, if any, in the Individual Account value after December 31, 1988 attributable to investment gains and losses and credited interest.

              Generally, withdrawals of the "restricted amount" are permitted only when you have:

              (a) Separated from service when certified by your employer;

              (b) Attained age 59-1/2;

              (c) Died;

              (d) Become disabled, as defined by the Code;

              (e) Experienced financial hardship, as defined by the Code and as the amount is limited by the Code(in this situation the amount available is; or

              (f) Met other circumstances as otherwise allowed by federal law, regulations or rulings.

              No limitations apply to salary reduction Contributions made and earnings credited to such Contributions made on or before December 31, 1988.

              In addition, any portion of an Individual Account representing amounts transferred from a Code Section 403(b)(7) custodial account will be subject to the restrictions set forth in the Code.]

Withdrawal Charge (see 8.04)

              For each withdrawal from an Individual Account, we may deduct a withdrawal charge. This charge is a percentage of the amount withdrawn. The withdrawal charge is as follows.

              [Number of Years Since Individual
              Account Established]                         Withdrawal Charge
              [Fewer than 5                                        5%
              5 or more, but fewer than 7                          4%
              7 or more, but fewer than 9                          3%
              9 or more, but fewer than 10                         2%
              10 or more                                          0%]

              The withdrawal charge will never exceed [8-1/2%] of total Contributions, or the maximum permitted by National Association of Securities Dealers, Inc. (NASD) rules.

Waiver of Withdrawal Charge (see 8.05)

              The withdrawal charge does not apply when the withdrawal is:

              (a) Used to purchase Annuity Payments;

              (b) Used to purchase a single premium immediate annuity or individual retirement annuity issued by ALIAC or one of its affiliates, provided that the right to cancel under the new Contract is not exercised. We will treat exercise of the right to cancel as a reinstatement and any subsequent withdrawal may then be subject to the withdrawal charge applicable on the date of the withdrawal;

              (c) Under a systematic distribution option (see 8.08);

              (d) In an amount equal to [10%] of the Individual Account value when the withdrawal is the first partial withdrawal in a calendar year and is made when you are at least age 59-1/2 and not older than age 70-1/2 (not available when a systematic distribution option is in effect);

              (e) When we terminate an Individual Account as provided in 8.09;

              (f) When the Individual Account value is [$3,500] or less and during the previous 12 months no amounts have been withdrawn, transferred, taken as a loan (if allowed under the Contract), or used to purchase Annuity payments;

              (g) If you have attained age 59-1/2 and, if applicable, have completed nine Contribution periods;

              (h) You have separated from service when certified by your employer;

              (i) Due to financial hardship, or hardship due to an unforeseeable emergency, as defined in the Code; or

              (j) Due to your death before Annuity payments begin.]

Required Distributions (see 8.07)

              [Generally, for Contributions made and earnings credited after December 31, 1986, distribution must begin by April 1 of the calendar year following the later of (1) the calendar year in which you attain age 70-1/2, or (2) retire. For Individual Account values as of December 31, 1986, distribution must begin by the last day of the year in which you attain age 75 or retire, whichever is later.

              Distribution of benefits to a Participant who is a five percent owner must begin by the April 1 following the calendar year in which you attain age 70-1/2.

              If the Contract Holder is a governmental entity or church, distribution of Contributions and earnings credited to such Contributions must be made or begin to be made no later than April 1 of the calendar year in which you attain age 70-1/2 or retire, whichever is later.

              In addition, any portion of an Individual Account representing amounts transferred from a Code Section 403(b)(7) custodial account will be subject to the restrictions set forth in the Code.

              The entire Individual Account value must be distributed, or begin to be distributed, over your life or life expectancy, or that of you and a Beneficiary.]

Contract Beneficiary  (see 10.02)

              [The Contract Holder is the Contract beneficiary. You designate a beneficiary under the Plan (the Plan beneficiary.]

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                              Contract Schedule II.
                                  Annuity Phase

Guaranteed Payment Period (see 11.03)

              The period for which we will guarantee Annuity payments must be at [least five years and no more than 30 years].

Mortality Table (see 11.04)

              [Society of Actuaries' 1983 Table a.]

Maximum Number of Funds (see 11.07)

              The maximum number of Funds is [five].

Fixed Annuity Minimum Guaranteed Interest Rate (see 11.08)

              [3%] (annual basis).

Number of Annual Transfers Among Funds (see  11.11)

              Each calendar year, we allow [five] transfers among funds.

Maximum Daily Charges to the Separate Account (see 11.12)

              Charges to the Separate Account will never be more than the following:

              Mortality and Expense Risks Charge: [1.25%] (annual basis) Administrative Charge: [0.25%] (annual basis)



C-CDA(99)                             Page

Definitions
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Accumulation Phase

The time between an Individual Account Effective Date and the date on which the entire Individual Account value is used to purchase Annuity payments, or otherwise distributed.

Aetna GET Fund (GET Fund)

The Aetna GET Fund is an Investment Option which may be available during the Accumulation Phase. The GET Fund operates as a series offering. Each series is a separate Fund.

Aetna Life Insurance and Annuity Company (ALIAC)

Aetna Life Insurance and Annuity Company, ("we," and "our," and "us" refer to ALIAC).

Annuitant

The person whose life expectancy determines the amount and/or duration of the payments under a life-contingent Annuity option.

Annuity

Payment of an income:

    (a) For a stated period;

    (b) For the life of one or two people; or

    (c) Some combination of (a) and (b).

A fixed Annuity is one in which the payment amount does not vary. A variable Annuity is one in which the payment amount may vary based on the net investment results of the Funds.

Annuity Phase

The time during which we make Annuity payments.

Business Day

Each day our Home Office is open for business.

Code

The Internal Revenue Code of 1986, as it is amended from time to time.

Contract

This agreement between ALIAC and the Contract Holder.

Contract Holder

The entity or person named on the specifications page, to which the Contract is issued.

Contribution

The payment, less any applicable premium tax, made to us during the Accumulation Phase.

Effective Date

The date, shown on the specifications page, on which we issue the Contract or establish an Individual Account.

Fixed Account

A Fixed Interest Option. The Fixed Account is an obligation of our General Account.

Fixed Interest Options

Investment options, including the Fixed Account, the Fixed Plus Account and the Guaranteed Accumulation Account that credit interest. The Fixed Interest Options available during the Accumulation Phase are shown on Contract Schedule I under Fixed Interest Options Available.

Fixed Plus Account

A Fixed Interest Option. Limitations apply to withdrawals from the Fixed Plus Account. The Fixed Plus Account is an obligation of our General Account.

Fund

One of the variable Investment Options available under this Contract. The Funds are open-end, registered investment management companies (mutual funds) in which the Separate Account invests.

General Account

The account that holds our assets other than those held in the Separate Account or Nonunitized Separate Account.

Guaranteed Accumulation Account (GAA)

A Fixed Interest Option that may be available during the Accumulation Phase. Under this option, we guarantee specified rates of interest for specified periods of time. We hold amounts allocated to the Guaranteed Accumulation Account in the Nonunitized Separate Account.

Good Order

Instructions that are complete and clear enough to allow us to act without exercising discretion.

Home Office

Our main office located at 151 Farmington Avenue, Hartford, Connecticut.

Individual Account

An account, or accounts (including, if applicable, employer and employee accounts) established for you to maintain a record of transactions and the value of Contributions as invested.

Investment Options

The Funds and Fixed Interest Options available under this Contract.

Maturity Date

The last day of a GAA guaranteed term. The last day of the guarantee period of an Aetna GET Fund series.

Nonunitized Separate Account

A separate account that holds assets allocated to the Guaranteed Accumulation Account.

Participant

A person who is covered under the retirement Plan or program for which this Contract is issued and who has an interest in this Contract (you).

Plan

The retirement plan or program for which this Contract is issued.

Premium Tax

Any tax assessed by any governmental entity on Contributions or amounts used to purchase Annuity payments.

Separate Account

An account that, through its subaccounts, buys and holds shares of the Funds.

Valuation Date

The date and time at which accumulation unit values and annuity unit values are calculated. Currently, this calculation is made after the close of business of the New York Stock Exchange on any the New York Stock Exchange is open.


C-CDA(99)                             Page

Section 1. General Contract Provisions
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1.01       Entire Contract

              The entire Contract consists of this document and any endorsements incorporated.

              The Plan, if applicable, is not part of the Contract and ALIAC is not bound by its terms.

1.02       Nonparticipating Contract

              This Contract is nonparticipating. The Contract Holder, you, or a Contract beneficiary have no right to share in our earnings.

1.03       Control of Contract

              This Contract is issued to fund a plan or program which provides retirement income. Control of the Contract is as shown on Contract
              Schedule I under Control of Contract.

1.04       Certificate

              Any certificate provided to a Participant summarizes Contract provisions; it is for information only and is not part of the Contract. We will provide certificates as required by state in the state where the Contract is delivered.

1.05       Incontestability

              We will not cancel this Contract because of any error of fact.

1.06       Grace Period

              Except as provided in 8.09, this Contract and all Individual Accounts will remain in effect even if Contributions are not continued.

1.07       Change of Contract

              Only an ALIAC officer at the level of Vice President or higher, or an officer with written authorization from a Vice President or higher officer, may change the terms of this Contract. No other ALIAC employee, agent or representative can change this Contract.

              Except as noted below, this contract may be changed at any time by written mutual agreement between the Contract Holder and ALIAC. For changes we initiate requiring Contract Holder consent, we notify the Contract Holder 60 days in advance of the change and consider that the Contract Holder has agreed to the change unless we receive written notice that the Contract Holder does not agree to the change at least 30 days before the effective date of the change.

              If we propose a change requiring Contract Holder consent and the Contract Holder does not agree to the change, we have the right to not establish new Individual Accounts and to stop accepting Contributions to existing Individual Accounts.

              We will not change the guaranteed minimum interest rate for the Fixed Account and Fixed Plus Account.

              We have the right to change the following without Contract Holder consent:

              (a) Net Investment Factor (see 3.06) We may change the Net
                  Investment Factor by notifying the Contract Holder in writing at least 30 days before the change becomes effective. If we do this, the change will apply only to Individual Accounts established, and Contributions received, after the effective date of the change.

              (b) Guaranteed Accumulation Account A Market Value Adjustment (see
                  7.10) We may change the GAA Market Value Adjustment (see 7.10) by notifying the Contract Holder in writing at least 90 days before the change becomes effective. If we do this, the change will apply only to guaranteed terms offered in deposit periods after the effective date of the change.

              (c) Systematic Distribution Options (see 8.08) We may change the systematic distribution options by notifying the Contract Holder in writing at least 30 days before the change becomes effective. If we do this, the change will not apply to you or beneficiaries receiving payments under the option before the effective date of the change.

              (d) Annuity Options (see 11.02)

              We may change Annuity Options by notifying the Contract Holder in writing at least 30 days before the effective date of the change. If we do this, the change will not take effect until at least 12 months after the Effective Date of the Contract, or until at least 12 months after any previous change. Any change will not apply to you or beneficiaries receiving Annuity payments before the effective date of the change.

              (e) Mortality Table (see 11.04) We may change the mortality table by notifying the Contract Holder in writing at least 30 days before the effective date of the change. If we do this, the new table will not apply to Individual Accounts established before the Effective Date of the change.

              In addition, we may change this Contract as required to comply with state and federal law without Contract Holder consent by notifying the Contract Holder at least 30 days before the effective date of the change.

              Any unilateral change will not apply to Individual Accounts established before the effective date of the change, but will apply to Individual Accounts established on or after the change becomes effective. If we make a unilateral change, the Contract Holder or you, as applicable, are permitted to terminate participation in the Contract before the effective date of the change under the terms of the Contract in effect prior to the effective date of the change.

              We will make any change of Contract by endorsement, which may be subject to regulatory approval in the state where the Contract is issued.

1.08       Payments

              We make payments as directed by the Contract Holder or you, as applicable. Payment requests must be in writing or as we otherwise allow in our administrative practice. We determine the amount of any payment based on the Individual Account value as of the Valuation Date following our receipt of a payment request in Good Order at our Home Office. Generally, we make payments within seven calendar days.

1.09       Deferral of Payment

              We may defer payment up to a period of six months or as otherwise provided by state and/or federal law.

1.10       Proof of Age

              If a life-contingent Annuity option is elected, we may require proof of the age of an Annuitant.

1.11       Evidence of Survival

              We may require proof that any Annuitant under a life-contingent Annuity option is living.

1.12       Misstatements and Adjustments

              If we learn that the age of any Annuitant or second Annuitant is misstated, we will use the correct age to adjust payments. We reserve the right to obtain reimbursement, or to adjust future payments for any amount we overpaid. We will pay the amount of any underpayment.

1.13       Reports

              Each calendar year we provide the Contract Holder or you, as applicable, with a report of the Individual Account value. We also provide an annual report for the Separate Account.

1.14       State Laws

              This Contract complies with the laws of the state in which it is delivered. Any cash, death or Annuity payments are equal to or greater than the minimum required. To determine legal reserve valuation, we use Annuity tables required by law; such tables may be different from those we use to determine Annuity payments.

1.15       Claims of Creditors

              Individual Accounts are not subject to the claim of any creditor of the Contract Holder, you, or any Beneficiary, except to the extent permitted by law.

1.16       Maintenance Fee

              We may deduct an annual maintenance fee during the Accumulation Phase.

              The amount of the maintenance fee, if any, for this Contract will never be more than the amount shown on Contract Schedule I under Maximum Maintenance Fee.

              The fee, if any, is deducted proportionately from each Investment Option in which the Individual Account is invested on the anniversary of the Individual Account Effective Date. The fee is also deducted if the entire Individual Account value is withdrawn. No fee is deducted, however, when a full withdrawal occurs within 90 calendar days of the date on which the fee was last deducted.

              If you have more than one Individual Account, we may deduct the fee proportionately from all Individual Accounts. We may eliminate the fee for an Individual Account established with one Contribution.

1.17       Charges for Additional Services

              At the request of the Contract Holder, we, or our authorized representatives, may provide administrative services to the Plan. We reserve the right to charge for such services.

1.18       Charges Subject to Change

              The maintenance fee (see 1.15) and charges to the Separate Account (see 3.07) may vary (increase, decrease, or be eliminated) based on the total assets held in all Individual Accounts under the Contract. In determining total assets, we may aggregate Individual Accounts established under different ALIAC contracts. The aggregate amount is equal to the sum of assets in all Individual Accounts under this Contract, plus the value of Individual Accounts under other ALIAC contracts of the same class issued to the Contract Holder. We may determine the amount of the maintenance fee and/or charges to the Separate Account based on total assets on an annual basis. We will determine initial charges based on our estimate of the amount that will be allocated to the Contract during the first two years.

                           Part I. Accumulation Phase

Section 2. Contributions and Individual Account Value
--------------------------------------------------------------------------------

2.01       Contributions

              We allocate Contributions in whole percentages among the Investment Options available as directed by the Contract Holder or you, as applicable. Changes in future Contribution allocation may be made at any time, without charge. The Contract Holder or you, as applicable, may also establish an Individual Account with a lump-sum Contribution.

              We reserve the right to establish minimum Contribution amounts and to refuse to accept any Contribution.

              Contributions to Individual Accounts may be limited as provided in the Code. The limits, if any, are shown on Contract Schedule I under Contribution Limits.

2.02       Premium Tax

              We pay any applicable premium tax when it is due. We will deduct the amount of any applicable premium tax from the Individual Account value no earlier than when there is a tax liability.

2.03       Individual Account

              We will establish an Individual Account for you.

              If required, we will provide accounts that distinguish between your Contributions and those of your employer.

2.04       Experience Credit

              We may apply experience credits (investment, administrative, mortality or other) under this Contract and may apply such credits as:

              (a) A reduction in the maintenance fee;

              (b) A reduction in the mortality and expense risks charge to the
                  Separate Account;

              (c) A reduction in the administrative charge to the Separate
                  Account; and

              (d) An increase in a Fixed Interest Option interest rate.

              We will apply experience credits at our sole discretion as we deem appropriate for the class of contracts to which the Contract is issued.

2.05       Individual Account Value

              As of the most recent Valuation Date, the Individual Account value is equal to the total of all Contributions:

              (a) Plus any interest added on the amount, if any, allocated to a
                  Fixed Interest Option(s),

              (b) Plus or minus the investment experience on the amount, if any, held in the Separate Account;

              (c) Minus any applicable maintenance fees, any amounts withdrawn, or used to purchase Annuity payments, or any applicable premium tax; and

              (d) Minus any applicable fees or charges deducted.

Section 3. Separate Account
--------------------------------------------------------------------------------

3.01       General

              The Separate Account, established under Title 38a, Section 38a-433 of the Connecticut General Statutes, buys and holds shares of the Funds available. The Separate Account is registered as a unit investment trust under the Investment Company Act of 1940.

              We own the assets held in the Separate Account; we are not a trustee of those assets. Income, gains or losses, realized or unrealized, are credited to or charged against the Separate Account without regard to our other income, gains or losses. Except to the extent of reserves and other Contract liabilities, Separate Account assets cannot be charged with liabilities arising out of any other business we conduct.

3.02       Funds Available

              We reserve the right to limit the number of Funds in which an Individual Account may be invested, at one time or cumulatively, during the Accumulation Phase and/or Annuity Phase.

3.03       Change or Substitution of Funds

              We reserve the right to stop offering any Fund or to add Funds. We may substitute shares of a Fund for shares of another Fund. We will provide the Contract Holder with reasonable advance notice of any elimination, addition or substitution of a Fund. If the Plan is subject to ERISA, we will seek Contract Holder consent in advance of any Fund substitution. Consent will be deemed given unless, following notice of substitution and within a prescribed time period, the Contract Holder notifies us in writing that it does not consent and provides us with alternative investment instructions for the shares that would otherwise be affected by the substitution.

3.04       Accumulation Units

              Each Contribution allocated to one or more of the Funds is credited to an Individual Account as accumulation units. The number of accumulation units is calculated by dividing the amount of the Contribution allocated to the Fund by the accumulation unit value (see 3.05) as of the next Valuation Date after the Contribution is received at our Home Office in Good Order.

3.05       Accumulation Unit Value

              The value of each accumulation unit for any Fund for each Valuation Date is computed by multiplying the net investment factor (see 3.06) by the accumulation unit value for such Valuation Date.

              accumulation unit values may increase or decrease from Valuation Date to Valuation Date.

3.06       Net Investment Factor

              The net investment factor is used to compute the accumulation unit value for any Fund.

              For each Valuation Date, for each Fund, the net investment factor is equal to 1.0000000, plus the net return rate.

              The net return rate equals:

                                             [a - b - c]
                                            -------------- - e - f
                                                 d

              Where:

              a is the value of the shares of the Fund held by the Separate Account at the end of a Valuation Period;

              b is the value of the shares of the Fund held by the Separate Account at the start of the Valuation Period;

              c is taxes or provisions for taxes, if any, on the Separate Account (with any federal income tax liability offset by foreign tax credits to the extent allowed);

              d is the total value of the accumulation units and annuity units of the Separate Account at the start of the Valuation Period;

              e is Separate Account daily charges for mortality and expense risks and a daily administrative charge as shown on Contract Schedules I and II under Daily Charges to the Separate Account; and

              f is if applicable, a fee for the GET Fund Guarantee, which is deducted daily during the Guarantee Period. The fee, which is determined before the beginning of each offering period, is shown on Contract Schedule I under GET Fund Guarantee Fee.

              The net return rate may be greater or less than zero percent.

3.07         Charges to the Separate Account

              During the Accumulation Phase, we may deduct a mortality and expense risks charge from the Individual Account value invested in the Separate Account. In addition, we reserve the right to impose an administrative charge.

              The charges to the Separate Account are shown on Contracts Schedules I under Maximum Daily Charges to the Separate Account and are deducted daily.

3.08         Separate Account Transfers

              During the Accumulation Phase, any portion or all of the Individual Account value held in a Fund may be transferred to any other Fund or any available Fixed Interest Option. The Individual Account value will be based on the Fund's accumulation unit value next determined after we receive a transfer request in Good Order.

3.09         Withdrawals from the Separate Account

              If the Contract Holder or you, as applicable, requests a partial or full withdrawal (see 8.02) from the Funds, a withdrawal charge may apply (see 8.04).

Section 4. Aetna GET Fund (GET Fund)
--------------------------------------------------------------------------------

The following provisions apply if the GET Fund is available as shown on Contract
Schedule I under Aetna GET Fund Availability.

4.01       GET Fund Guarantee Period

              For each GET Fund series, the period for which the GET Fund Guarantee applies. The Guarantee Period ends on the Maturity Date.

4.02       GET Fund Offering Period

              The period, usually from one to three months, during which the Contract Holder or you, as applicable, may allocate (transfer or deposit) amounts to a GET Fund series. Each GET Fund series has a specific offering period.

              We will specify a minimum total asset amount required at the end of an offering period to offer a GET Fund series. If the minimum is not achieved, we reserve the right to not start the Guaranteed Period. If a GET Fund series is terminated, we will send written notification to all Contract Holders or you, as applicable, who have made allocations to that GET Fund series. We inform Contract Holder or you, as applicable, no later than 15 days after the end of the offering period. The Contract Holder or you, as applicable, then has 45 days from the end of the offering period to reallocate the amount allocated to the GET Fund to any other available Investment Options. During this time, GET Fund assets are invested in money market instruments. If Contract Holder or you, as applicable, makes no election by the end of the 45-day period, at the next Valuation Date, we will allocate the amount in the terminated GET Fund series to the money market fund.

              We reserve the right to specify a maximum total asset amount for a GET Fund series. If the maximum is achieved, we reserve the right to set a date on which we will stop accepting allocations for that GET Fund series. We will announce the date on which we will stop accepting transfer and allocations 10 days prior to that date.

4.03       GET Fund Guarantee

              On the Maturity Date of each GET Fund series, the GET Fund accumulation unit value for that series will not be less than the Fund accumulation unit value determined at the close of business on the last day of the offering period. If necessary to offset any shortfall in the GET Fund accumulation unit value, we will transfer funds from our General Account to the GET Fund. The GET Fund guarantee does not apply to transfers or withdrawals made before the Maturity Date.

              If GET Fund accumulation units are adjusted at any time during the guaranteed period, the GET Fund guarantee will be restated. We calculate the restated guarantee so that it is equivalent to the original guarantee for that GET Fund series.

              A daily charge is assessed on the amount, if any, allocated to the GET Fund. This charge for the GET Fund guarantee will range between 0.25% and 1.25% on an annual basis (the prospectus for each GET Fund series offering provides the charge applicable to that offering).

4.04       GET Fund Maturity Date

              The GET Fund Maturity Date is the date on which the guarantee period ends and GET Fund accumulation units are liquidated.

              Prior to the Maturity Date for each series, we send a written notice to each Contract Holder or you, as applicable, who has an Individual Account value in that series. In response, the Contract Holder or you, as applicable, must tell us to which available Investment Option to transfer the amount in the GET Fund on the Maturity Date. If we do not receive instructions, on the Maturity Date we transfer the portion of the Individual Account value held in the GET Fund to another GET Fund series, if available. If no GET Fund series is available, we transfer the amount to the Fund or Funds we designate.

4.05       Transfers or Withdrawals from the GET Fund

              Transfers or withdrawals from the GET Fund before the Maturity Date are based on the GET Fund Unit value for the Valuation Date next following the date on which we receive the request in Good Order (see 8.01 and 8.02).

Section 5. Fixed Account
--------------------------------------------------------------------------------

The following provisions apply if the Fixed Account is available as shown on Contact Schedule I under Fixed Interest Options Available.

5.01       Fixed Account Minimum Guaranteed Interest Rate

              The Fixed Account minimum guaranteed interest rate is shown on Contract Schedule I under Fixed Account Minimum Guaranteed Interest Rate.

              Each calendar year, we will set an annual minimum guaranteed interest rate which will apply to all amounts held in the Fixed Account during the calendar year. The one year minimum guaranteed interest rate will be established prior to each calendar year and will be made available to the Contract Holder or you, as applicable, in advance of the calendar year. We, at our discretion, may credit a higher interest rate, which is not guaranteed; we will make the current rate, and the period for which it will be credited, available to the Contract Holder or you, as applicable.

5.02       Transfers from the Fixed Account

              During each rolling 12-month period, the percentage shown on Contract Schedule I under Fixed Account Annual Transfer Limit of the amount in the Fixed Account may be transferred to any available Investment Option. The amount available for transfer will be based on the Individual Account value in the Fixed Account as of the January 1 preceding the transfer request. There is no limit on the amount that may be transferred to the Fixed Plus Account. We may, on a temporary basis, allow transfer of a larger percentage.

5.03         Withdrawals from the Fixed Account

              If the Contract Holder or you, as applicable, requests a partial or full withdrawal (see 8.02) from the Fixed Account, a withdrawal charge may apply (see 8.04).

Section 6. Fixed Plus Account
-------------------------------------------------------------------------------

The following provisions apply if the Fixed Plus Account is available as shown on Contract Schedule I under Fixed Interest Options Available.

6.01       Fixed Plus Account Minimum Guaranteed Interest Rate

              The Fixed Plus Account minimum guaranteed interest rate is shown on Contract Schedule I under Fixed Plus Account Minimum Guaranteed Interest Rate.

              Each calendar year, we will set an annual minimum guaranteed interest rate which will apply to all amounts held in the Fixed Plus Account during the calendar year. The one year minimum guaranteed interest rate will be established prior to each calendar year and will be made available to the Contract Holder or you, as applicable, in advance of the calendar year. We, at our discretion, may credit a higher interest rate, which is not guaranteed; we will make the current rate, and the period for which it will be credited, available to the Contract Holder or you, as applicable.

6.02       Transfers from the Fixed Plus Account

              During each rolling 12-month period, the percentage shown on Contract Schedule I under Fixed Plus Account Annual Transfer and Withdrawal Limit of the amount in the Fixed Plus Account may be transferred to any available Investment Option.

              The amount available for transfer is based on the Individual Account value in the Fixed Plus Account on the January 1 preceding the transfer request reduced by any amount withdrawn, transferred, taken as a loan (if allowed under the Contract) or used to purchase Annuity payments during the previous 12 months. In addition, we reserve the right to reduce the amount available for transfer by amounts withdrawn under a systematic distribution option.

              We reserve the right to waive the transfer limit when the amount in the Fixed Plus Account is $2,000 or less. In addition, 20% of the amount in the Fixed Plus Account may be transferred in each of four consecutive 12-month periods with the balance transferred in the succeeding 12-month period subject to the following conditions:

              (a) During the five-year period, no additional amounts are allocated to or transferred from the Fixed Plus Account;

              (b) we will include any amount transferred, taken as a loan (if allowed under the Contract) or used to purchase Annuity payments during the prior 12-month period when calculating the amount which equals 20%; and

              (c) we reserve the right to include amounts paid under a
                  systematic distribution option when calculating the amount which equals 20%.

6.03       Partial Withdrawals from the Fixed Plus Account

              During each rolling 12-month period, the percentage shown on Contract Schedule I under Fixed Plus Account Transfer and Withdrawal Limit may be withdrawn from the Fixed Plus Account.

              The amount available for withdrawal is based on the amount of the Individual Account value in the Fixed Plus Account on the January 1 preceding the withdrawal request reduced by any amount withdrawn, transferred, taken as a loan (if allowed under the Contract), or used to purchase Annuity payments during the preceding 12-month period. In addition, we reserve the right to reduce the amount available by deducting any amount withdrawn under a systematic distribution option.

              The withdrawal limit does not apply when the partial withdrawal is:

              (a) Due to your death during the Accumulation Phase and is made within six months of the date of death (this exception applies to only one partial withdrawal);

              (b) Used to purchase Annuity payments; or

              (c) Due to other conditions as we may allow without
                  discrimination.

6.04       Full Withdrawal of the Total Amount in the Fixed Plus Account

              The Contract Holder, or you, as applicable, may withdraw the full amount held in the Fixed Plus Account. When we receive a request for a full withdrawal, no additional transfers, partial withdrawals or loans (if allowed under the Contract) are allowed.

              The Individual Account value held in the Fixed Plus Account may be withdrawn as shown on Contract Schedule I under Full Withdrawal from the Fixed Plus Account.

              No withdrawal charge applies to amounts withdrawn.

              The Contract Holder or you, as applicable, may cancel a full withdrawal request from the Fixed Plus Account at any time.

6.05       Waiver of Fixed Plus Account Full Withdrawal Provision

              The restriction on payment of a full withdrawal from the Fixed Plus Account (see x.xx) does not apply to any of the circumstances shown on Contract Schedule I under Waiver of Fixed Plus Account Full Withdrawal Provision.

Section 7. Guaranteed Accumulation Account (GAA)
--------------------------------------------------------------------------------

7.01       Nonunitized Separate Account

              The Nonunitized Separate Account is established under Title 38a,
              Section 38a-433 of the Connecticut General Statutes. There are no discrete units for this account. We own the assets held in the Nonunitized Separate Account; we are not a trustee of those assets. Income, gains or losses, realized or unrealized, are credited to or charged against the Nonunitized Separate Account without regard to our other income, gains or losses. Except to the extent of reserves and other Contract liabilities, Nonunitized Separate Account assets cannot be charge with liabilities arising out of any other business we conduct.

7.02       GAA Minimum Guaranteed Interest Rate

              All Contributions allocated to a GAA guaranteed term (see 7.04) earn a rate of interest which we determine and which is guaranteed when the Contribution remains in the guaranteed term until the Maturity Date. The rate credited will never be less than the minimum interest rate shown on Contract Schedule I under Guaranteed Accumulation Account Minimum Guaranteed Interest Rate.

              For guaranteed terms of one year or less, one guaranteed rate is credited for the full guaranteed term. For longer guaranteed terms, we may credit an initial guaranteed interest rate from the date of deposit to the end of a specified period within the guaranteed term. We may credit different interest rates for subsequent specified periods throughout the guaranteed term.

7.03       Deposit Period

              A deposit period is the period of time we determine during which we accept allocations (Contributions, transfers, or reinvestments) to one or more guaranteed terms. We reserve the right to extend the deposit period.

7.04       Guaranteed Term

              A guaranteed term is the period of time for which we guarantee the declared interest rate for allocations (Contributions, transfers, or reinvestments) to GAA guaranteed terms. We may offer guaranteed terms ranging in duration from one to ten years. During each deposit period, we may offer more than one guaranteed term of varying lengths. The guaranteed term begins the day after the deposit period ends. The Contract Holder or you, as applicable, may allocate new Contributions or transfers to any or all guaranteed terms available in the current deposit period.

7.05       Guaranteed Term Groups

              A guaranteed term group is comprised of all GAA guaranteed terms of the same duration.

7.06       Maturity Date, Maturity Value and Reinvestment

              The Maturity Date is the last day of a guaranteed term. The maturity value is the amount we pay at the end of a guaranteed term. At least 18 days before any guaranteed term Maturity Date, we notify the Contract Holder or you, as applicable, of the projected maturity value and the guaranteed terms (and the guaranteed interest rates for each) available during the then-current deposit period. The Contract Holder, or you, as applicable, may then tell us how to allocate the maturity value.

              If the Contract Holder or you, as applicable, does not tell us how to reinvest the maturity value, we reinvest it in a guaranteed term of the same duration if one is available. If no guaranteed term of the same duration is available, we reinvest the maturity value in the guaranteed term with the next shortest duration. If no shorter guaranteed term is available, we reinvest the maturity value in the next longest term. We mail a confirmation of reinvestment. The confirmation includes the guaranteed term in which we have reinvested the maturity value and the guaranteed interest rate for that term.

              If we have reinvested the maturity value, during the month following the Maturity Date, the Contract Holder or you, as applicable, may transfer or withdraw the reinvested amount, with interest earned (as of the date we receive the request) without incurring a Market Value Adjustment.

7.07       Transfers and Withdrawals from the GAA

              Except as noted below, the Contract Holder or you, as applicable, may transfer any portion or all of the amount held in the GAA. Transfers or withdrawals before the Maturity date may be subject to a Market Value Adjustment (see 7.10). Amounts invested in a guaranteed term may not be transferred during the deposit period or for a period of 90 days after the close of the deposit period.

              Unless directed otherwise, when the Contract Holder or you, as applicable, requests a transfer or withdrawal from the GAA, we withdraw amounts proportionately from each guaranteed term in which the Individual Account is invested. Within a guaranteed term group, we withdraw first from the oldest deposit period and then from the next oldest and so on until the amount requested is withdrawn.

7.08       Application of the Market Value Adjustment

              Transfers or withdrawals from the GAA before the Maturity date are subject to a Market Value Adjustment, except for:

              (a) A one-month period following the Maturity Date on which we have automatically reinvested the value on the Maturity Date;

              (b) Distributions under certain systematic distribution options;
                  and

              (c) When the withdrawal is equal to the minimum distribution amount required under the Code, using a method permitted by the Code and which we offer.

              If the amount withdrawn is used to purchase life-contingent Annuity payments, the Market Value Adjustment applies only if it is positive.

              For withdrawals and transfers from the GAA made (1) within six months of your death; or (2) to purchase Annuity payments under a life-contingent Annuity option, the amount withdrawn from the GAA is the greater of:

              (a) The aggregate MVA amount which is the sum of all market value adjusted amounts calculated due to a withdrawal before the Maturity Date (which may be positive or negative); or

              (b) The amount in the GAA.

              For withdrawals made after the six month period following death, the withdrawal or transfer amount is the aggregate MVA amount.

              An MVA applies to amounts withdrawn to purchase Annuity payment under a period certain Annuity option.

              We may change the GAA Market Value Adjustment by notifying the Contract Holder in writing at least 90 days before the change becomes effective. Any such change will apply only to guaranteed terms offered in deposit periods after the effective date of the change and will apply to existing and new Individual Accounts.

7.09       Market Value Adjustment (MVA)

              The Market Value Adjustment reflects any change in yields on U.S. Treasury Notes from the time an amount is allocated to a GAA guaranteed term to the time of a transfer or withdrawal prior to the Maturity Date. When the Market Value Adjustment is applied, the amount transferred or withdrawn from the GAA is multiplied by a factor which is calculated as follows:

                                        x
                                       ---
                                       365
                                (1 + I)
                               -----------
                                        x
                                       ---
                                       365
                                (1 + j)

              Where:

                    I  is the deposit period yield

                    j  is the current yield

                    x is the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term.

              The deposit period yield and the current yield are determined as follows:

                 Deposit Period Yield

                 At the close of the last business day of each week of a deposit period, we compute a yield that is the average of the yields on U.S. Treasury Notes which mature in the last three months of the guaranteed term. The deposit period yield is the average of those yields for the deposit period. If a withdrawal is made prior to the close of the deposit period, the deposit period yield is the average of the yields of U.S. Treasury Notes for each week preceding the withdrawal. In the event that no U.S. Treasury Notes will mature in the last three months of the guaranteed term, we reserve the right to use the U.S. Treasury Notes that mature in a following quarter.

                 Current Yield

                 The Current Yield is the average of the yields of the same U.S. Treasury Notes used to calculate the deposit period yield on the last business day of the week preceding withdrawal.

Section 8. Transfers, Withdrawals and Distributions
--------------------------------------------------------------------------------

8.01       Transfers

              During the Accumulation Phase, the Contract Holder or you, as applicable, may transfer all or any portion of the Individual Account value among the available Investment Options. The Individual Account value on any amount transferred from a Fund will be based on the Fund's accumulation unit value next determined after we receive the transfer request In Good Order.

              The Contract Holder or you, as applicable, may request a transfer by properly completing a transfer request form and sending it to our Home Office, or by otherwise complying with our administrative procedures. We reserve the right to establish a minimum transfer amount.

8.02       Withdrawals

              As allowed by the Plan, if applicable, and subject to provisions of the Code (see 8.03), during the Accumulation Phase, the Contract Holder or you, as applicable, may withdraw any portion or all of the Individual Account value. The Individual Account value of any amount withdrawn from a Fund will be based on the Fund's accumulation unit value next determined after we receive the transfer request In Good Order.

              The Contract Holder or you, as applicable, may request a withdrawal by properly completing a withdrawal request form and forwarding it to our Home Office, or by otherwise complying with our administrative procedures. Unless the Contract Holder or you, as applicable, requests otherwise, the withdrawal will be made pro rata from the Investment Options in which the Individual Account is invested.

              A withdrawal charge may apply to amounts withdrawn (see 8.04). In addition, a market value adjustment may apply to amounts withdrawn from the GAA (see 7.08 and 7.09) and limitations may apply to withdrawals from the Fixed Plus Account (see 6.04).

8.03       Withdrawal Restrictions Under the Code

              The Code may impose restrictions on the amount and timing of withdrawals. The restrictions, if any, applicable to this Contract are shown on Contract Schedule I under Withdrawal Restrictions Under the Code. Withdrawals that do not comply with the Code may be subject to tax penalties.

8.04       Withdrawal Charge

              During the Accumulation Phase, we may deduct a withdrawal charge from the Individual Account value withdrawn. The charge, if any, is a percentage of the amount withdrawn from the Funds and/or Fixed Interest

              Options (except, if applicable, the Fixed Plus Account). The withdrawal charge will never exceed 8.5% of the total amount of Contributions.

              The withdrawal charge, if any, is shown on Contract Schedule I under Withdrawal Charge.

8.05       Waiver of Withdrawal Charge

              The withdrawal charge (see 8.04) does not apply in any of the circumstances shown on Contract Schedule I under Waiver of Withdrawal Charge.

              In addition, we reserve the right to reduce, waive or eliminate the withdrawal charge.

8.06       Reinstatement

              Within 30 days after a withdrawal, the Contract Holder or you, as applicable may elect to reinstate all or a portion of the proceeds of a full withdrawal if allowed by applicable law. We must receive the reinstated amount within 60 days of the withdrawal.

              Any maintenance fee and withdrawal charge imposed at the time of the withdrawal is included in the reinstatement. If only a portion of the amount withdrawn is reinstated, the amount of any maintenance fee and withdrawal charge deducted will be restored proportionally. The amount of any market value adjustment deducted from any amount withdrawn from GAA is not included in the amount reinstated.

              Any amount reinstated to the GA Account will be credited to guaranteed terms available in the current deposit period. We will reinvest it in a guaranteed term of the same duration if one is available. If no guaranteed term of the same duration is available, we reinvest the maturity value in the guaranteed term with the next shortest duration. If no shorter guaranteed term is available, we reinvest the maturity value in the next longest term.

              Amounts withdrawn from a GET Fund series are reinstated to the current offering period if one is available. If no GET Fund offering period is available, any amount withdrawn from the GET Fund is reinstated equally among all other Investment Options in which the Individual Account is invested.

              Amounts are reinstated among the Investment Options in the same proportion as they were held at the time of withdrawal, except, as noted above, for amounts from the GET Fund. Any maintenance fee which falls due after the withdrawal and before the reinstatement is deducted from the amount reinstated.

              The number of accumulation units reinstated to any Fund is based on the accumulation unit value(s) next computed after we receive the reinstatement request in Good Order at our Home Office.

              Reinstatement is permitted only once.

8.07       Required Distributions

              While an Individual Account remains in the Accumulation Phase, the Code may require distribution of all or a portion of the Individual Account value. The Contract Holder, you or Contract beneficiary, as applicable, must tell us when to begin distributions. We have no responsibility for adverse tax consequences as the result of the Contract Holder, you or Contract beneficiary, as applicable, not complying with minimum distribution requirements.

              The distribution requirements, if any, are shown on Contract
              Schedule I under Required Distributions.

              Generally, to meet distribution requirements, the Contract Holder, you or Contract beneficiary, as applicable, may request partial withdrawals, a systematic distribution option (see 8.08) or an annuity option.

8.08       Systematic Distribution Options (SDOs)

              During the Accumulation Phase, we may offer one or more distribution options under which we make regularly scheduled automatic partial distributions of the Individual Account value. To request an SDO, the Contract Holder, you or Contract beneficiary, as applicable, must complete an SDO election form and forward it to our Home Office.

              Each option is available without discrimination to any class of Contracts. The availability of any specific option may be subject to terms and conditions applicable to that option. We may discontinue the availability of an SDO option for future election; payments will, however, continue to you if you elected the option before the date it is no longer available.

8.09       Individual Account Termination

              If the Individual Account value is $3,500 or less, and we have received no Contributions for 12 months, we reserve the right to terminate an Individual Account. Before we do this, we notify the Contract Holder or you, as applicable, 90 days in advance. When we terminate an Individual Account, we do not deduct a withdrawal charge. We do not exercise this right when the Individual Account value is $3,500 or less due to investment performance.

Section 9. Loans
--------------------------------------------------------------------------------

9.01       Loan Availability

              If loans are available under the Contract, a loan endorsement is attached.

Section 10. Death Benefit During the Accumulation Phase
--------------------------------------------------------------------------------

10.01      Death Benefit

              If you die during the Accumulation Phase, we pay a death benefit. The amount of the death benefit is the Individual Account value as of the Valuation Date following the date we receive acceptable proof of death at our Home Office (see 7.10 for amounts in the GAA).

10.02      Contract Beneficiary

              The Contract beneficiary is shown on Contract Schedule I under Contract beneficiary. Generally, you may name a beneficiary under the Plan (the Plan beneficiary). If allowed by the Plan, when designating the Beneficiary, the Contract Holder or you, as applicable, may specify, the form of payment as permitted by the Code. The Contract beneficiary and the form of payment, if applicable, may be designated or changed in writing or as we may otherwise allow in our administrative procedures.

10.03      Distribution of Death Benefit

              Generally, if the Plan beneficiary is your surviving spouse, distribution of the death benefit must begin no later than the year the you have attained age 70-1/2 or any other date allowed under federal law or regulations.

              If the Plan beneficiary is not the your surviving spouse, generally, the death benefit must be used to purchase Annuity payments within one year of the year of your death or otherwise paid within five years of the year of your death.

              Annuity payments to a Plan beneficiary may not extend beyond the period specified in the Code.

                             Part II. Annuity Phase

Section 11. General Provisions
--------------------------------------------------------------------------------

11.01      Election

              The Contract Holder, you, a Contract or Plan beneficiary, as applicable, may elect an Annuity option by properly completing an election form and forwarding it to our Home Office no later than 30 days before the desired first Annuity payment date. All elections of an Annuity option must comply with the minimum distribution requirements of Code Section and any applicable laws and regulations.

              All or any portion of the Individual Account value (after the deduction of any applicable premium tax) may be used to purchase Annuity payments (for amounts from the GAA, see 7.08).

              The Contract Holder, you, a Contract or Plan beneficiary, as applicable, must also select an Annuity option (see 11.03) and the Investment Option(s) (see 11.06).

              Once payments begin, an Annuity option may not be changed.

11.02      Change of Annuity Provisions

              We reserve the right to change Annuity options (see 11.03) and the mortality table (see 11.04) we use to calculate payment rates for life-contingent Annuity payments. If we do this, the change will not take effect until at least 12 months after the Contract Effective Date, or until at least 12 months after any previous change. A change to Annuity options or the mortality table used to calculate payment rates will not apply to Individual Accounts established before the effective date of the change.

11.03      Annuity Options

              The Contract Holder, you, a Contract or Plan beneficiary, as applicable, must elect one of the following:

              Payments for a Stated Period

              This option provides payments for a stated period. The number of years in the stated period must fall within the range shown on Contract Schedule II under Guaranteed Payment Period.

              If payments for this option are under a Variable Annuity, the present value of any remaining payments may be withdrawn at any time. If a withdrawal is requested within five years of the first payment, the lump sum payment is treated as a withdrawal during the Accumulation Phase and any applicable withdrawal charge applies (see 8.04).

              If the payments are fixed-only, an annual increase of one, two or three percent (compounded annually) may be elected at the time the Annuity option is chosen (if permitted by the Code).

              Life Income for One Annuitant

              This option provides payments for the life of the Annuitant. If this option is elected, the Contract Holder, you, or a Contract beneficiary, as applicable, must also choose one of the following:

              (a) Payments cease at the death of the Annuitant; or

              (b) Payments are guaranteed for a period within the range shown on
                  Contract Schedule II under Guaranteed Payment Period; or

              (c) Fixed-only cash refund: at the death of the Annuitant, the
                  Beneficiary receives a lump sum payment in an amount equal to the amount applied to the Annuity, less the amount of payments made to the Annuitant.

              Under (a) or (b), if the payments are fixed-only, an annual increase of one, two or three percent (compounded annually) may be elected at the time the Annuity option is chosen (if permitted by the Code).

              Life Income for Two Annuitants

              This option provides payments for the lives of the Annuitant and a second Annuitant. Payments continue until both Annuitants have died. If this option is elected, the Contract Holder, you, or a Contract or Plan beneficiary, as applicable, must also choose one of the following:

              (a) 100% of the payment amount to continue after the first death;
                  or

              (b) 66-2/3% of the payment amount to continue after the first death; or

              (c) 50% of the payment amount to continue after the first death;
                  or

              (d) 100% of the payment amount to continue after the first death with payments guaranteed to the Beneficiary after the second death for a period within the range shown on Contract Schedule II under Guaranteed Payment Period; or

              (e) 100% of the payment amount to continue at the death of the specified second Annuitant and 50% of the payment amount to continue at the death of the specified Annuitant; or

              (f) 100% of the fixed-only payment amount to continue after the first death with a cash refund to the Contract beneficiary after the second death. The amount of the cash refund is equal to the amount applied to the Annuity, less the amount of payments made.

              Under (a) or (d), if the payments are fixed-only, an annual increase of one, two or three percent (compounded annually may be elected at the time the Annuity option is chosen (if permitted by the Code).

              Other Options

              We may make other options available.

11.04      Mortality Table

              The mortality table used for calculating Annuity payments for life is shown on Contract Schedule II under Mortality Table.

              To calculate the payments for a fixed Annuity, or a variable Annuity guaranteed first payment, we use the Annuitant's and, if applicable, the second Annuitant's, adjusted age. The adjusted age is the person's age as of his or her nearest birthday closest to the day Annuity payments begin, reduced as follows:

              (a) Reduced by one year for payments before January 31, 1999;

              (b) Reduced by two years for payments beginning during the period from January 1, 2000 through December 31, 2009;

              (c) Starting on January 1, 2010, reduced by one additional year for payments beginning in each succeeding decade.

11.05      Minimum First Payment Amount

              The minimum first payment amount is shown on Contract Schedule II under Minimum Payment Amount. We reserve the right to increase the minimum first payment amount, if allowed by state law, based on increases reflected in the Consumer Price Index-Urban (CPI-U) since July 1, 1993.

11.06      Investment Options

              When an Annuity option is elected, the Contract Holder, you, a Contract or Plan beneficiary, as applicable, must also select:

              (a) A fixed Annuity;

              (b) A variable Annuity for which the underlying investment is one or more of the available Funds; or

              (c) A combination of (a) and (b).

              For a variable Annuity, the maximum number of Funds available during the Annuity Phase is shown on Contract Schedule II under Maximum Number of Funds. The Contract Holder, you, or a Contract beneficiary, as applicable, may transfer amounts allocated to Funds during the Annuity Phase.

              If a fixed Annuity is elected, we will use the applicable current settlement option rates if these will provide high fixed Annuity payments.

11.07      Fixed Annuity Minimum Guaranteed Interest Rate

              For a Fixed Annuity, the interest rate is never less than the minimum guaranteed rate shown on Contract Schedule II under Fixed Annuity minimum Guaranteed Interest Rate.

11.08      Fixed Annuity Payment Amount

              The amount of Fixed Annuity payments is a function of the Annuity option elected, the adjusted age of the Annuitant(s) for life-contingent options, the rates in effect at the time payments begin and payment frequency. Sample rates are shown on the charts beginning on page XX.

11.09      Variable Annuity Funds

              The Funds available during the Annuity Phase may not be the same as those available during the Accumulation Phase.

11.10      Variable Annuity Transfers

              If a variable Annuity is elected, the Contract Holder, you, or a Contract or Plan beneficiary, as applicable, may request that we transfer all or a portion of the amount allocated to a Fund to any other available Fund. Transfer requests must be expressed as a percentage of the allocation among the Funds on which the variable payment is based. The number of transfers allowed each calendar year is shown on Contract Schedule II under Number of Annual Transfers Among Funds. We reserve the right to allow additional transfers. Transfers are effective as of the next Valuation Date after we receive a transfer request in Good Order at our Home Office.

11.11      Variable Annuity Payment Amount

              The first variable Annuity payment is calculated by multiplying the Individual Account value (minus any applicable premium tax), by an Annuity rate per $1,000. The Annuity rate is calculated based on:

              (a) The Annuity option elected;

              (b) Payment frequency;

              (c) The assumed investment rate (AIR); and

              (d) The adjusted age of the Annuitant(s).

              The Contact Holder, you, or a Contract or Plan beneficiary, as applicable, must elect an AIR of 3.5% or 5.0%. Sample rates for each AIR are shown on the charts beginning on page xx.

              After the first payment, payment amounts are determined by comparing the performance of the net investment rate (NIR) of the Fund(s) to the AIR. For the amount of the payment to stay the same, or increase, the NIR of the Fund)s) must be equal to or greater than the AIR after the deduction of the daily mortality and expense risks charge and any applicable administrative charge. The amount of the daily mortality and expense risks charge and the administrative charge are shown on Contract Schedule II under Separate Account Daily Mortality and Expense Risks Charge and Separate Account Daily Administrative Charge. If the NIR is less than the AIR, the payment amount decreases.

              The assumed investment rate for 3.5% is 0.9999058; for 5.0% is 0.9998663.

              The net investment factor(s) for each Fund is equal to 1.0000000 plus the net return rate.

              The net return rate equals:

                                    [a - b + c]
                                   ------------ - e - f
                                        d

              Where:

              a is the value of the shares of the Fund held by the Separate Account at the end of a Valuation Period;

              b is he value of the shares of the Fund held by the Separate Account at the start of the Valuation Period;

              c is taxes or provisions for taxes, if any, on the Separate Account (with any federal income tax liability offset by foreign tax credits to the extent allowed);

              d is the total value of the accumulation units and annuity units of the Separate Account at the start of the Valuation Period;

              e is Separate Account daily charges for mortality and expense risks and a daily administrative charge as shown on Contract Schedules I and II under Daily Charges to the Separate Account; and

              A net return rate may be more or less than 0%.

11.12      Death Benefit During the Annuity Phase

              The Contract Holder or you, as applicable, must name a beneficiary for the Annuity Phase.

              If an Annuitant(s) dies, any remaining guaranteed payments continue to the beneficiary. Payments are made at least as rapidly as provided by the option in effect at the death of the Annuitant. Annuity payments to an beneficiary may not extend beyond (1) the life of the beneficiary, or (2) any period certain greater than the beneficiary's life expectancy as determined by the Code.

              The beneficiary may also elect a lump sum payment equal to the present value of any remaining payments.

              The interest rate used to determine the first Annuity payment is used to calculate the present value. The present value is determined as of the Valuation Date in which we receive acceptable proof of death and a written claim for the death benefit.

              If the beneficiary dies while receiving payments, the present value of any remaining guaranteed payments is paid in a lump sum to the Contract beneficiary's estate.


C-CDA(99)

                    OPTION 1: Payments for a Specified Period

----------------------------------------------------------------------
                    Monthly Amount for Each $1,000*
      Rates for a Fixed Annuity with a 3% Guaranteed Interest Rate
----------------------------------------------------------------------
Years               Payment               Years               Payment
----------------------------------------------------------------------
  5                  $17.91                 20                 $5.51
  10                  9.61                  25                  4.71
  15                  6.87                  30                  4.18
----------------------------------------------------------------------

----------------------------------------------------------------------
                 First Monthly Amount for Each $1,000*
              Rates for a Variable Annuity with a 3.5% AIR
----------------------------------------------------------------------
Years               Payment               Years               Payment
----------------------------------------------------------------------
  5                  $18.12                 20                 $5.75
  10                  9.83                  25                  4.96
  15                  7.10                  30                  4.45
----------------------------------------------------------------------

----------------------------------------------------------------------
                 First Monthly Amount for Each $1,000*
               Rates for a Variable Annuity with a 5% AIR
----------------------------------------------------------------------
Years               Payment               Years               Payment
----------------------------------------------------------------------
  5                  $18.74                 20                 $6.51
  10                 10.51                  25                  5.76
  15                  7.82                  30                  5.28
----------------------------------------------------------------------

                  * Net of any applicable premium tax deduction

C-CDA(99)

            Option 2: Life Income Based on the Life of One Annuitant

-----------------------------------------------------------------------------------------------
                       Monthly Payment Amount for Each $1,000*
          Rates for a Fixed Annuity Payment with 3% Guaranteed Interest Rate
-----------------------------------------------------------------------------------------------
             Option 2(a):  Option 2(b):  Option 2(b):  Option 2(b):  Option 2(b):   Option 2(c):
 Adjusted    payments for    payments      payments      payments      payments     Cash Refund
  Age of         life       guaranteed    guaranteed    guaranteed    guaranteed
Annuitant                     5 years      10 years      15 years      20 years
-----------------------------------------------------------------------------------------------
    55           4.44          4.42          4.39          4.32          4.22          4.19
    60           4.95          4.93          4.86          4.73          4.55          4.57
    65           5.65          5.61          5.47          5.22          4.89          5.06
    66           5.82          5.77          5.61          5.33          4.96          5.18
    70           6.64          6.54          6.23          5.76          5.19          5.70
    75           8.06          7.82          7.14          6.25          5.38          6.51
-----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                First Monthly Payment Amount for Each $1,000*
     Rates for a Variable Annuity Payment with 3.5% Assumed Interest Rate
----------------------------------------------------------------------------------
            Option 2(a):  Option 2(b):  Option 2(b):   Option 2(b):  Option 2(b):
 Adjusted   payments for    payments      payments       payments      payments
  Age of        life       guaranteed    guaranteed     guaranteed    guaranteed
Annuitant                    5 years      10 years       15 years      20 years
----------------------------------------------------------------------------------
    55          4.72          4.71          4.67           4.60          4.50
    60          5.23          5.21          5.13           5.00          4.82
    65          5.94          5.89          5.73           5.48          5.15
    70          6.92          6.81          6.49           6.00          5.43
    75          8.35          8.08          7.38           6.48          5.62
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                First Monthly Payment Amount for Each $1,000*
      Rates for a Variable Annuity Payment with 5% Assumed Interest Rate
----------------------------------------------------------------------------------
            Option 2(a):  Option 2(b):   Option 2(b):   Option 2(b):  Option 2(b):
 Adjusted   payments for    payments       payments       payments      payments
  Age of        life       guaranteed     guaranteed     guaranteed    guaranteed
Annuitant                    5 years       10 years       15 years      20 years
----------------------------------------------------------------------------------
    55          5.63          5.61           5.56           5.47          5.36
    60          6.12          6.09           6.00           5.85          5.65
    65          6.82          6.75           6.57           6.30          5.95
    70          7.80          7.67           7.30           6.78          6.21
    75          9.23          8.93           8.16           7.23          6.38
----------------------------------------------------------------------------------

                  * Net of any applicable premium tax deduction

C-CDA(99)

           Option 3: Life Income Based on the Lives of Two Annuitants

---------------------------------------------------------------------------------------------------
                           First Monthly Payment Amount for Each $1,000*
                Rates for a Fixed Annuity Payment with 3.0% Guaranteed Interest Rate
---------------------------------------------------------------------------------------------------
   Adjusted Ages
--------------------
                                                              payments
                                                             guaranteed
 Primary   Secondary                                          10 years
Annuitant  Annuitant  Option 3(a)  Option 3(b)  Option 3(c)  Option 3(d)   Option 3(e)  Option 3(f)
---------------------------------------------------------------------------------------------------
    55         50        $3.69        $4.05        $4.27        $3.69         $4.03        $3.67
    55         60         3.99        4.44          4.71        3.98           4.20         3.94

    65         60         4.38        4.97          5.32        4.38           4.93         4.29
    65         70         4.93        5.68          6.15        4.91           5.27         4.74

    75         70         5.69        6.68          7.32        5.62           6.67         5.29
    75         80         6.78        8.11          8.99        6.54           7.36         5.93
---------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                First Monthly Payment Amount for Each $1,000*
    Rates for a Variable Annuity Payment with 3.5% Assumed Interest Rate
----------------------------------------------------------------------------------------
    Adjusted Ages
---------------------
                                                                payments
                                                               guaranteed
 Primary    Secondary                                           10 years
Annuitant   Annuitant  Option 3(a)   Option 3(b)  Option 3(c)  Option 3(d)   Option 3(e)
----------------------------------------------------------------------------------------
   55           50        $3.97         $4.35        $4.56        $3.97         $4.31
   55           60         4.27         4.73          5.00        4.26           4.48

   65           60         4.66         5.25          5.61        4.65           5.22
   65           70         5.19         5.97          6.44        5.17           5.54

   75           70         5.95         6.96          7.61        5.87           6.95
   75           80         7.04         8.39          9.29        6.79           7.64
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                     First Monthly Payment Amount for Each $1,000*
          Rates for a Variable Annuity Payment with 5% Assumed Interest Rate
-----------------------------------------------------------------------------------------
    Adjusted Ages
----------------------
                                                                  payments
                                                                 guaranteed
 Primary    Secondary                                             10 years
Annuitant   Annuitant  Option 3(a)   Option 3(b)   Option 3(c)   Option 3(d)  Option 3(e)
-----------------------------------------------------------------------------------------
   55           50        $4.88        $5.26         $ 5.48         $4.88        $5.23
   55           60         5.15         5.63           5.91         5.14          5.38

   65           60         5.52         6.14           6.51         5.51          6.10
   65           70         6.04         6.84           7.34         6.00          6.41

   75           70         6.77         7.84           8.51         6.68          7.81
   75           80         7.86         9.28          10.20         7.57          8.49
-----------------------------------------------------------------------------------------

                  * Net of any applicable premium tax deduction

C-CDA(99)

--------------------------------------------------------------------------------




                    Aetna Life Insurance and Annuity Company

                       Home Office: 151 Farmington Avenue

                           Hartford, Connecticut 06150

                                 (800) 525-4547

                  Group Combination, Deferred Annuity Contract
                               (Nonparticipating)

--------------------------------------------------------------------------------





C-CDA(99)